UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

TRANSATLANTIC PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Alberta, Canada	000-31643	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1840, 444 – 5th Ave., SW Calgary, Alberta, Canada		T2P 2T8
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (403) 262-8556

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K filed by TransAtlantic Petroleum Corp. on June 5, 2008 to delete Item 5.01 relating to changes in control of the registrant. No other changes have been made to the Current Report on Form 8-K filed on June 5, 2008.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 is hereby incorporated by reference into this Item 3.02.

TransAtlantic Petroleum Corp. (the “Company”) is relying on the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933, as amended (“Regulation D”), for sales to “accredited investors” (as such term is defined in Rule 501 of Regulation D). Each purchaser has represented to the Company that it is an “accredited investor.”

Item 8.01	Other Events.

On May 30, 2008 the Company closed the second stage of its private placement pursuant to that certain Investment Agreement, dated March 28, 2008, by and between Riata and the Company (the “Investment Agreement”). In the second stage of the private placement, which was approved by disinterested shareholders at the Company’s annual and special meeting of shareholders held on May 20, 2008, the Company issued an aggregate of 25 million common shares at Cdn $0.36 per share for gross proceeds of Cdn $9.0 million to the Company. The shares were issued to Dalea Partners, LP, an affiliate of Riata, and to certain friends and family of Malone Mitchell, 3rd, the head of Riata (collectively, the “Purchasers”). To the knowledge of the Company, each of the Purchasers paid for the common shares from its own funds.

Pursuant to the Investment Agreement, Mr. Mitchell and Matthew McCann, the general counsel of Riata, were elected to the Board of Directors of the Company at the shareholder meeting. Mr. Mitchell was appointed by the Board of Directors of the Company to serve as Chairman.

The Company used a portion of the gross proceeds from the second stage of the private placement to repay the U.S. $2.0 million short-term loan due to Riata. Because the Company repaid the Riata loan prior to June 15, 2008, interest on the loan was waived. The remaining net proceeds from the second stage of the private placement will be used to fund drilling activities in Romania and for general corporate purposes. A copy of the press release announcing the Closing is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

As a result of the issuance of common shares to Riata in the second stage of the private placement, the Company determined that it no longer qualifies as a “foreign private issuer.”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1*	Press Release.

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2008

TRANSATLANTIC PETROLEUM CORP.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release.

* Previously filed.

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